Exhibit 32.1

Form of Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Jack E. Davis)

     I, Jack E. Davis, President and Chief Executive Officer of Arizona Public Service Company (“APS”), certify, to the best of my knowledge, that: (a) the attached Quarterly Report on Form 10-Q of APS for the fiscal quarter ended September 30, 2003 (the “September 2003 Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (b) the information contained in the September 2003 Form 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of APS.

/s/ Jack E. Davis

Jack E. Davis
President and Chief Executive Officer

Date: November 14, 2003